UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 16, 2007

Homassist Corporation

(Exact name of registrant as specified in its charter)

Nevada	33-124405	98-0434357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

107-1520 McCallum Rd, Suite #29, Abbotsford, British Columbia, Canada V2S 8B2

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (604) 313-5410

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On January 16, 2007, Homassist Corporation executed that certain Agreement and Plan of Merger by and among Homassist Corporation, TFP Sub, Inc. and The Family Post, Inc. pursuant to which The Family Post will merge with and into TFP Sub (a wholly owned subsidiary of Homassist) on the terms and conditions set forth under the Merger Agreement whereby each issued share of The Family Post common stock shall be converted into the right to receive shares of Homassist. The Closing will occur on the 3rd business day following satisfaction of all closing conditions contained in the merger agreement at which time the registrant will file an additional report announcing the closing thereof.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

Exhibit
Number	Description

2.1	Agreement and Plan of Merger dated as of January 16, 2007 by and among Homassist Corporation, TFP Sub, Inc. and The Family Post, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMASSIST CORPORATION (Registrant)

Date: January 19, 2007	By:	/s/ Ernest Cheung

Ernest Cheung, Secretary